UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2018

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code): (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2018, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into a confirmation of acceptance (the “Confirmation of Acceptance”) to sell $150 million aggregate principal amount of senior unsecured notes due 2030 (the “2030 Notes”) to NYL Investors LLC (“NYL”) and certain of its affiliates (the “NYL Affiliates”) pursuant to a Note Purchase and Private Shelf Agreement (the “Agreement”) dated March 6, 2018 between the Company, NYL and each NYL Affiliate that becomes party thereto.

Pursuant to the Confirmation of Acceptance, the Company has agreed to sell $150 million aggregate principal amount of the 2030 Notes on or before March 21, 2018 (the date on which such sale occurs, the “Closing Date”).  The 2030 Notes will bear interest at 3.96% and will mature on the twelfth anniversary of the Closing Date, unless earlier redeemed by the Company.  Interest on the 2030 Notes will be payable quarterly in arrears on each March 21, June 21, September 21 and December 21.  Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.  The Company expects to use the proceeds for general corporate purposes.  If the Company cancels the closing of the purchase and sale of the 2030 Notes or if such closing is not consummated on or prior to March 21, 2018, the Company is obligated to pay NYL a cancellation fee, calculated to take into account any changes in interest rates between the Confirmation of Acceptance date and the date of cancellation, or a delayed delivery fee, calculated to take into account any loss in yield during the period from the anticipated closing date through the rescheduled closing date, as applicable.  Closing of the purchase and sale of the 2030 Notes is subject to a number of customary conditions precedent and future events occurring, as set forth in the Agreement, and there can be no assurances that these future events will occur or that these conditions will be satisfied, or if not satisfied, waived at such closing.

Upon the issuance and sale of the 2030 Notes, the facility established pursuant to the Agreement will be fully drawn.  The Agreement provides that the 2030 Notes are redeemable by the Company, in whole at any time or in part from time to time, at 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest thereon and any Yield-Maintenance Amount (as defined in the Agreement) with respect to such notes.

The Agreement contains customary representations and warranties and customary affirmative, negative and financial covenants.  These covenants include, among other things, certain limitations on the ability of the Company and its subsidiaries to incur indebtedness, dispose of assets outside of the ordinary course of business and enter into certain merger or consolidation transactions, and a requirement that the Company and its subsidiaries use commercially reasonable efforts to maintain all material agreements necessary for the conduct of the Company’s business.  The Agreement also contains two financial covenants:  a “consolidated cash flow/fixed charges ratio” and a “consolidated funded indebtedness/cash flow ratio” (each as defined in the Agreement).  The consolidated cash flow/fixed charges ratio requires the Company to maintain a consolidated cash flow to consolidated fixed charges ratio of 1.50 to 1.00 or higher.  The consolidated funded indebtedness/cash flow ratio requires the Company to maintain a consolidated funded indebtedness to consolidated cash flow ratio of 6.00 to 1.00 or lower.  The Agreement also requires that, in the event the Company amends its Amended and Restated Credit Agreement dated as of October 16, 2014 among the Company, JPMorgan Chase Bank, N.A. and the other parties thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2014) such that it contains covenant or default provisions that are similar to those contained in the Agreement but which contain percentages, amounts, formulas or grace periods that are more restrictive than those set forth in the Agreement or are otherwise more beneficial to the lenders thereunder, the Agreement shall be automatically amended to include such additional or amended covenants and/or default provisions.

The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) the material inaccuracy of representations or warranties made thereunder, (iii) non-compliance with covenants thereunder, (iv) non-payment of amounts due under, or the acceleration of, other material indebtedness of the Company or its subsidiaries, (v) bankruptcy or insolvency events, (vi) unsatisfied judgments in excess of $50 million, individually or in the aggregate, outstanding for 30 days or more which are not being appealed or contested in good faith and (vii) a change of control of the Company (which includes The Coca-Cola Company and its subsidiaries ceasing to own at least ten percent of the outstanding capital stock of the Company).  Upon the occurrence of an event of default under the Agreement, the lenders may accelerate the maturity of the Company’s outstanding obligations thereunder.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements.  This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words.  Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporated By Reference To
10.1	Note Purchase and Private Shelf Agreement, dated March 6, 2018, by and among the Company, NYL and the other parties thereto.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: March 14, 2018	By:	/s/ David M. Katz
David M. Katz Executive Vice President and Chief Financial Officer